Exhibit 99.1

Sunshine Biopharma Inc. Announces $2.46 Million Registered Direct Offering Priced at the Market Under Nasdaq Rules

FORT LAUDERDALE, FL, APRIL 2, 2025 (ACCESS NEWSWIRE) -- Sunshine Biopharma Inc. (NASDAQ: SBFM) (the “Company”), a pharmaceutical company offering and researching life-saving medicines in a variety of therapeutic areas including oncology and antivirals, today announced that it has entered into definitive agreements in a registered direct offering with institutional investors for the purchase and sale of approximately $2.46 million of shares of Common Stock and pre-funded warrants at a price of $2.07 per share of Common Stock. The entire transaction has been priced at the market under Nasdaq rules.

The offering consisted of the sale of 1,188,404 shares of Common Stock (or Pre-Funded Warrants). The offering price per Common Share is $2.07 (or $2.069 for each Pre-Funded Warrant, which is equal to the offering price per share of Common Stock to be sold in the offering minus an exercise price of $0.001 per Pre-Funded Warrant). The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time until exercised in full.

Aggregate gross proceeds to the Company are expected to be approximately $2.46 million. The transaction is expected to close on or about April 3, 2025, subject to the satisfaction of customary closing conditions. The Company expects to use the net proceeds from the offering for general corporate purposes and working capital.

Aegis Capital Corp. is acting as exclusive placement agent for the offering. Sichenzia Ross Ference Carmel LLP is acting as counsel to the Company. Kaufman & Canoles, P.C. is acting as counsel to Aegis Capital Corp.

The registered direct offering is being made pursuant to an effective shelf registration statement on Form S-3 (No. 333-284142) previously filed with the U.S. Securities and Exchange Commission (SEC) and declared effective by the SEC on January 15, 2025. A final prospectus supplement and accompanying prospectus describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying prospectus may be obtained, when available, by contacting Aegis Capital Corp., Attention: Syndicate Department, 1345 Avenue of the Americas, 27th floor, New York, NY 10105, by email at syndicate@aegiscap.com, or by telephone at +1 (212) 813-1010.

Interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Sunshine Biopharma Inc.

Sunshine Biopharma currently has 70 generic prescription drugs on the market in Canada and 13 additional drugs scheduled to be launched in the remainder of 2025. Among the new drugs to be launched is NIOPEG®, a biosimilar of NEULASTA®. Like NEULASTA®, NIOPEG® is a long-acting form of recombinant human granulocyte colony-stimulating factor (filgrastim). It is indicated to decrease the incidence of infection in patients with non-myeloid malignancies receiving anti-neoplastic therapy. In addition, Sunshine Biopharma is conducting a proprietary drug development program which is comprised of (i) K1.1 mRNA, an mRNA-Lipid Nanoparticle targeted for liver cancer, and (ii) PLpro protease inhibitor, a small molecule for treatment of SARS Coronavirus infections. For more information, please visit: www.sunshinebiopharma.com.

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Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the security laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

For additional information, please contact:

Mr. Camille Sebaaly, CFO

Direct Line: 514-814-0464

camille.sebaaly@sunshinebiopharma.com

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